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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the StarTek, Inc. Stock Option Plan of our reports dated March 13, 2006, with respect to the consolidated financial statements of StarTek, Inc., StarTek, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of StarTek, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP

Denver, Colorado
June 8, 2006